EXHIBIT 99.1

 NEWS RELEASE     NEWS RELEASE     NEWS RELEASE       NEWS RELEASE


    [Logo of American Express]


          Contact: Molly Faust                  Michael J. O'Neill
                   212/640-0624                 212/640-5951
                   molly.faust@aexp.com         mike.o'neill@aexp.com




FOR IMMEDIATE RELEASE

----------------------------------------------------------------------------------------------------------


                 AMERICAN EXPRESS REPORTS RECORD FIRST QUARTER
                          NET INCOME OF $692 MILLION


              RESULTS REFLECT SOLID GROWTH IN CARDMEMBER SPENDING
                 AND LENDING AS WELL AS STRONG CREDIT QUALITY


                (Dollars in millions, except per share amounts)


                                                               Quarters Ended                 Percentage
                                                                  March 31                    INC/(DEC)
                                                       ------------------------------         -----------
                                                           2003                 2002
                                                           ----                 ----
Net Income                                               $  692               $  618                   12%

Revenues                                                 $6,023               $5,759                    5%

Per Share Net Income
    Basic                                                $ 0.53               $ 0.47                   13%
    Diluted                                              $ 0.53               $ 0.46                   15%

Average Common Shares
  Outstanding
    Basic                                                 1,297                1,325                  (2%)
    Diluted                                               1,305                1,335                  (2%)

Return on Average Equity*                                 20.7%                11.5%                    -

----------------------------------------------------------------------------------------------------------

*Computed on a trailing 12-month basis.

         New York - April 24, 2003 - AMERICAN EXPRESS COMPANY today reported record first quarter net income of $692 million, up 12 percent from $618 million a year ago. Diluted earnings per share (EPS) rose to $0.53, up 15 percent from $0.46 a year ago.

         The company's return on equity was 20.7 percent.

         Revenues on a GAAP basis totaled $6.0 billion, up five percent from $5.8 billion a year ago. A 10 percent rise in spending on American Express cards and a similar increase in cardmember lending balances more than offset the impact of weak financial markets on revenues at American Express Financial Advisors (AEFA).

         Consolidated expenses on a GAAP basis totaled $5.0 billion, up three percent from $4.9 billion a year ago. This increase reflects in part higher cardmember loyalty expenses and increased card marketing programs. The increase was partially offset by a lower provision for losses, reflecting further improvement in credit quality as well as the benefit of lower interest rates.

         "Despite a severe slowdown in the travel sector, continued pressure on corporate cardmember spending and weak financial markets, we generated our highest-ever first quarter earnings," said Kenneth I. Chenault, Chairman and CEO.

         "The results for the quarter illustrated some of the fundamental changes we've been making over the last two years to adapt our business to a more difficult economic environment. Key factors included:

o Higher cardmember revenues from retail and everyday spending, which offset weakness in our traditional travel and entertainment sector.
o Growth in the cardmember lending portfolio, which provided a strong complement to our traditional charge card business.

o Expanded rewards programs, which helped to strengthen cardmember loyalty and distinguish our products from the competition.
o Our strong risk management capability, which contributed to industry-leading credit indicators in the card business.
o Re-engineering programs, which helped lower our expenses and gave us the flexibility to re-invest these savings in business-building initiatives.
o The shift from the corporate to consumer market, which is producing stronger and more consistent results at American Express Bank (AEB).
o An improved risk profile, stronger investment performance and tighter expense control, which are helping AEFA through prolonged market weakness and setting the foundation for a turnaround when conditions improve."

         Mr. Chenault added, "Despite some specific areas of weakness, we are seeing good overall momentum in our business. Fortunately, we entered 2003 with a business plan that took a cautious approach, with no expectation that economic conditions would significantly improve."

         The first quarter revenue growth reflected increases of seven percent at American Express Travel Related Services (TRS) and 11 percent at AEB, partially offset by a two percent decline at AEFA. More specifically,

o             Discount revenue from cardmember spending increased seven percent.
o Net finance charge revenue increased 13 percent from strong growth in the cardmember lending portfolio.
o Securitization income rose 27 percent, reflecting a higher level of securitized lending balances and improved spreads for this portfolio.

o             Investment income and insurance-related revenue rose at AEFA.
          These items were partially offset by:
              o A 13 percent decline in management and distribution fees reflecting a decrease in the assets managed for AEFA clients.

         The rise in first quarter expenses reflected an increase of three percent at TRS, four percent at AEFA, and six percent at AEB. More specifically, the overall increase reflected:

o An 11 percent increase in other operating expenses, including an 11 percent increase at TRS. This increase was driven in part by higher loyalty program costs and the impact of technology and service-related outsourcing, which transferred certain costs that had previously been included in human resources expense.
o A one percent increase in marketing and promotion expenses, including a seven percent increase at TRS.
o A one percent increase in human resources expense, as increased costs related to employee benefits were partially offset by lower staffing levels and outsourcing.

     These items were partially offset by:
o A 15 percent decline in interest expense, primarily reflecting the same percent decline in charge card interest expense at TRS.
o A four percent decrease in total provision for losses. Credit quality remained very strong in TRS' charge and credit card portfolios as charge card provision declined 17 percent and lending provision declined four percent. Reserve coverage ratios remained strong.

         TRAVEL RELATED SERVICES (TRS) reported first quarter 2003 net income of $584 million, up 25 percent from $467 million a year ago.

         On a GAAP basis, TRS' results for both periods included net cardmember lending securitization gains. Gains for the 2003 quarter totaled $43 million ($28 million after-tax) compared with gains of $42 million ($27 million after-tax) a year ago.

         The following discussion of first quarter results presents TRS segment results on a "managed basis", as if there had been no cardmember lending securitization transactions. This is the basis used by management to evaluate operations and is consistent with industry practice. For further information about managed basis and reconciliation of GAAP and managed TRS information, see the "Managed Basis" section below. The AEFA, AEB and Corporate and Other sections below are presented on a GAAP basis.

         Total net revenues increased seven percent from the year-ago period, reflecting solid increases in spending and borrowing on American Express cards.

         Higher cardmember spending contributed to a seven percent rise in discount revenue. This was driven by strong growth in the retail and everyday spending categories. The increase also reflected growth in the number of American Express Cards, higher average cardmember spending and the continued benefit of rewards programs.

         Net finance charge revenue increased 10 percent, reflecting continued growth in loan balances. Net card fees also increased.

         Total expenses increased three percent. Marketing and promotion expenses rose eight percent from year-ago levels, reflecting the continued expansion of card-acquisition programs.

         Human resources expense increased two percent as increased costs related to employee benefits were partially offset by lower staffing levels and outsourcing. Other operating expenses increased due in part to higher cardmember loyalty program costs and the impact of technology and service-related outsourcing, which transferred certain costs that had previously been included in human resources expense.

              The total provision for losses declined seven percent, reflecting very strong overall credit quality in both the charge card and lending portfolios. Despite the strong credit quality, reserve coverage of lending receivables was strengthened in light of continued uncertainty within the economic environment.

         Charge card interest expense decreased 13 percent largely due to lower funding costs.


         AMERICAN EXPRESS FINANCIAL ADVISORS (AEFA) reported first quarter 2003 net income of $133 million, down 27 percent from $182 million a year ago. Total revenues decreased two percent.

         Continued weakness in the equity markets along with outflows of managed assets contributed to lower levels of assets under management and management fees compared with year-ago levels.

         On a net basis during the first quarter, AEFA realized a gain of $5 million in its investment portfolio. Year-ago investment gains essentially offset losses. On a gross basis for the first quarter 2003, AEFA realized gains of $187 million versus $182 million of impairments and losses, the most significant of which were airline-related exposures.

         Total expenses increased four percent. Human resources expense decreased four percent, reflecting lower sales-related compensation and continued benefits of re-engineering and cost controls. Other operating expenses increased 17 percent. This reflected in part higher expenses resulting from fewer capitalized costs due to the ongoing impact of the comprehensive review of Deferred Acquisition Costs-related practices discussed in the third quarter of 2002.

         AMERICAN EXPRESS BANK (AEB) reported net income for the first quarter of 2003 of $19 million up 55 percent from $13 million a year ago.
                  AEB's results reflect higher foreign currency-related and other revenues, lower funding costs, and lower provisions for losses primarily due to the stabilization of write-offs in the consumer lending portfolio. These benefits were partially offset by higher technology and human resources expenses.

         CORPORATE AND OTHER reported first quarter net expenses of $44 million in both 2003 and 2002. Results for 2002 include a preferred stock dividend of $46 million ($39 million after-tax) based on earnings from Lehman Brothers, which was offset by expenses related to business-building initiatives.

                                      ***

         As previously announced, the company began expensing options in 2003. The effect was not material.

                                      ***

     MANAGED BASIS - TRS

         Managed basis means the presentation assumes there have been no securitization transactions, i.e. all securitized cardmember loans and related income effects are reflected in the company's balance sheet and income statement, respectively. The company presents TRS information on a managed basis because that is the way the company's management views and manages the business. Management believes that a full picture of trends in the company's cardmember lending business can only be derived by evaluating the performance of both securitized and non-securitized cardmember loans.

         Asset securitization is just one of several ways for the company to fund cardmember loans. Use of a managed basis presentation, including non-securitized and securitized cardmember loans, presents a more accurate picture of the key dynamics of the cardmember lending business, avoiding distortions due to the mix of funding sources at any particular point in time.

         For example, irrespective of the funding mix, it is important for management and investors to see metrics, such as changes in delinquencies and write-off rates, for the entire cardmember lending portfolio because they are more representative of the economics of the aggregate cardmember relationships and ongoing business performance and trends over time. It is also important for investors to see the overall growth of cardmember loans and related revenue and changes in market share, which are all significant metrics in evaluating the company's performance and which can only be properly assessed when all non-securitized and securitized cardmember loans are viewed together on a managed basis.

         The Consolidated Section of this press release and attachments provide the GAAP presentation for items described on a managed basis.

The following table reconciles the GAAP-basis TRS income statements to the managed basis information.

Travel Related Services
Selected Financial Information
(Unaudited) Quarters Ended March 31,

(Dollars in millions)

Preliminary
                                                                           Securitization
                                                GAAP Basis                     Effect               Managed Basis
                                      ---------------------------------   ----------------   ---------------------------
                                                            Percentage                                        Percentage
                                        2003       2002      Inc/(Dec)     2003      2002      2003      2002  Inc/(Dec)
                                      ---------------------------------   ----------------   ---------------------------
Net Revenues:
 Discount Revenue                     $ 1,976    $ 1,845        7.1%
 Net Card Fees                            451        423        6.6
 Lending:
  Finance Charge Revenue                  587        532       10.4        $  583    $  567   $ 1,170   $ 1,099     6.5%
  Interest Expense                        129        127        1.6            64        80       193       207    (6.9)
                                      --------   --------                  -------   -------  --------  --------
   Net Finance Charge Revenue             458        405       13.1           519       487       977       892     9.6
 Travel Commissions and Fees              340        328        3.7
 Travelers Cheque Investment
      Income                               92         90        2.0
 Securitization Income                    486        383       26.9          (486)     (383)       -         -       -
 Other Revenues                           683        725       (5.8)          231       149       914       874     4.6
                                      --------   --------                  -------   -------  --------  --------
       Total Net Revenues               4,486      4,199        6.8           264       253     4,750     4,452     6.7
                                      --------   --------                  -------   -------  --------  --------
Expenses:
 Marketing and Promotion                  350        326        7.2           (26)      (25)      324       301     7.8
 Provision for Losses and
   Claims:
    Charge Card                           208        252      (17.2)
    Lending                               331        346       (4.3)          307       298       638       644    (1.0)
    Other                                  31         48      (36.5)
                                      --------   --------                  -------   -------  --------  --------
     Total                                570        646      (11.7)          307       298       877       944    (7.1)
 Charge Card Interest Expense             209        244      (14.6)           -         (3)      209       241   (13.5)
 Human Resources                          916        901        1.7
 Other Operating Expenses               1,583      1,429       10.7           (17)      (17)    1,566     1,412    10.9
 Restructuring Charges                     -         (13)        -
                                      --------   --------                  -------   -------  --------  --------
       Total Expenses                   3,628      3,533        2.7        $  264    $  253   $ 3,892   $ 3,786     2.8
                                      --------   --------                  -------   -------  --------  --------
Pretax Income                             858        666       28.9
Income Tax Provision                      274        199       37.8
                                      --------   --------
Net Income                            $   584    $   467       25.2
                                      ========   ========

                                      ***

         American Express Company (www.americanexpress.com), founded in 1850, is a global travel, financial and network services provider.

                                      ***

Note: The 2003 First Quarter Earnings Supplement, as well as CFO Gary Crittenden's presentation from the investor conference call referred to below, will be available today on the American Express web site at http://ir.americanexpress.com. An investor conference call to discuss first quarter earnings results, operating performance and other topics that may be raised during the discussion will be held at 5:00 p.m. (ET) today. Live audio of the conference call will be accessible to the general public on the American Express web site at http://ir.americanexpress.com. A replay of the conference call also will be available today at the same web site address.

                                      ***

         THIS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO RISKS AND UNCERTAINTIES. THE WORDS "BELIEVE," "EXPECT," "ANTICIPATE," "OPTIMISTIC," "INTEND," "PLAN," "AIM," "WILL," "SHOULD," "COULD," "LIKELY," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO: THE COMPANY'S ABILITY TO SUCCESSFULLY IMPLEMENT A BUSINESS MODEL THAT ALLOWS FOR SIGNIFICANT EARNINGS GROWTH BASED ON REVENUE GROWTH THAT IS LOWER THAN HISTORICAL LEVELS, INCLUDING THE ABILITY TO IMPROVE ITS OPERATING EXPENSE TO REVENUE RATIO BOTH IN THE SHORT-TERM AND OVER TIME, WHICH WILL DEPEND IN PART ON THE EFFECTIVENESS OF REENGINEERING AND OTHER COST-CONTROL INITIATIVES, AS WELL AS FACTORS IMPACTING THE COMPANY'S REVENUES; THE COMPANY'S ABILITY TO GROW ITS BUSINESS AND MEET OR EXCEED ITS RETURN ON EQUITY TARGET BY REINVESTING APPROXIMATELY 35% OF ANNUALLY-GENERATED CAPITAL, AND RETURNING APPROXIMATELY 65% OF SUCH CAPITAL TO SHAREHOLDERS, OVER TIME, WHICH WILL DEPEND ON THE COMPANY'S ABILITY TO MANAGE ITS CAPITAL NEEDS AND THE EFFECT OF BUSINESS MIX, ACQUISITIONS AND RATING AGENCY REQUIREMENTS; THE ABILITY TO INCREASE INVESTMENT SPENDING, WHICH WILL DEPEND IN PART ON THE EQUITY MARKETS AND OTHER FACTORS AFFECTING REVENUES, AND THE ABILITY TO CAPITALIZE ON SUCH INVESTMENTS TO IMPROVE BUSINESS METRICS; MANAGEMENT OF CREDIT RISK RELATED TO CONSUMER DEBT, BUSINESS LOANS, MERCHANT BANKRUPTCIES AND OTHER CREDIT EXPOSURES BOTH IN THE U.S. AND INTERNATIONALLY; THE ACCURACY OF CERTAIN CRITICAL ACCOUNTING ESTIMATES, INCLUDING THE PROVISION FOR CREDIT LOSSES IN THE COMPANY'S OUTSTANDING PORTFOLIO OF LOANS AND RECEIVABLES, THE FAIR VALUE OF THE ASSETS IN THE COMPANY'S INVESTMENT PORTFOLIO (INCLUDING THOSE INVESTMENTS THAT ARE NOT READILY MARKETABLE) AND THE PROVISION FOR THE COST OF MEMBERSHIP REWARDS(R); FLUCTUATION IN THE EQUITY AND FIXED INCOME MARKETS, WHICH CAN AFFECT THE AMOUNT AND TYPES OF INVESTMENT PRODUCTS SOLD BY AEFA, THE MARKET VALUE OF ITS MANAGED ASSETS, MANAGEMENT, DISTRIBUTION AND OTHER FEES RECEIVED BASED ON THE VALUE OF THOSE ASSETS, AEFA'S ABILITY TO RECOVER DEFERRED ACQUISITION COSTS (DAC), AS WELL AS THE TIMING OF SUCH DAC AMORTIZATION, IN CONNECTION WITH THE SALE OF ANNUITY, INSURANCE AND CERTAIN

MUTUAL FUND PRODUCTS, AND THE LEVEL OF GUARANTEED MINIMUM DEATH BENEFITS PAID TO CLIENTS; CHANGES IN ASSUMPTIONS RELATING TO DAC, WHICH COULD IMPACT THE AMOUNT OF DAC AMORTIZATION; POTENTIAL DETERIORATION IN AEFA'S HIGH-YIELD AND OTHER INVESTMENTS, WHICH COULD RESULT IN FURTHER LOSSES IN AEFA'S INVESTMENT PORTFOLIO; THE ABILITY OF AEFA TO SELL CERTAIN HIGH-YIELD INVESTMENTS AT EXPECTED VALUES AND WITHIN ANTICIPATED TIMEFRAMES AND TO MAINTAIN ITS HIGH-YIELD PORTFOLIO AT CERTAIN LEVELS IN THE FUTURE; DEVELOPMENTS RELATING TO AEFA'S PLATFORM STRUCTURE FOR FINANCIAL ADVISORS, INCLUDING THE ABILITY TO INCREASE ADVISOR PRODUCTIVITY (INCLUDING ADDING NEW CLIENTS), INCREASE THE GROWTH OF PRODUCTIVE NEW ADVISORS AND CREATE EFFICIENCIES IN THE INFRASTRUCTURE; AEFA'S ABILITY TO ROLL OUT NEW AND ATTRACTIVE PRODUCTS IN A TIMELY MANNER AND EFFECTIVELY MANAGE THE ECONOMICS IN SELLING A GROWING VOLUME OF NON-PROPRIETARY PRODUCTS; THE ABILITY TO IMPROVE INVESTMENT PERFORMANCE IN AEFA'S BUSINESSES, INCLUDING ATTRACTING AND RETAINING HIGH-QUALITY PERSONNEL; THE SUCCESS, TIMELINESS AND FINANCIAL IMPACT, INCLUDING COSTS, COST SAVINGS AND OTHER BENEFITS, OF RE-ENGINEERING INITIATIVES BEING IMPLEMENTED OR CONSIDERED BY THE COMPANY, INCLUDING COST MANAGEMENT, STRUCTURAL AND STRATEGIC MEASURES SUCH AS VENDOR, PROCESS, FACILITIES AND OPERATIONS CONSOLIDATION, OUTSOURCING (INCLUDING, AMONG OTHERS, TECHNOLOGIES OPERATIONS), RELOCATING CERTAIN FUNCTIONS TO LOWER COST OVERSEAS LOCATIONS, MOVING INTERNAL AND EXTERNAL FUNCTIONS TO THE INTERNET TO SAVE COSTS, THE SCALE-BACK OF CORPORATE LENDING IN CERTAIN REGIONS, AND PLANNED STAFF REDUCTIONS RELATING TO CERTAIN OF SUCH RE-ENGINEERING ACTIONS; THE ABILITY TO CONTROL AND MANAGE OPERATING, INFRASTRUCTURE, ADVERTISING AND PROMOTION AND OTHER EXPENSES AS BUSINESS EXPANDS OR CHANGES, INCLUDING BALANCING THE NEED FOR LONGER-TERM INVESTMENT SPENDING; THE IMPACT ON THE COMPANY'S BUSINESSES AND UNCERTAINTY CREATED BY THE SEPTEMBER 11TH TERRORIST ATTACKS, AND THE POTENTIAL NEGATIVE EFFECT ON THE COMPANY'S BUSINESSES AND INFRASTRUCTURE, INCLUDING INFORMATION TECHNOLOGY SYSTEMS, OF TERRORIST ATTACKS OR DISASTERS IN THE FUTURE; THE IMPACT ON THE COMPANY'S BUSINESSES RESULTING FROM THE RECENT WAR IN IRAQ AND ITS AFTERMATH AND OTHER GEOPOLITICAL UNCERTAINTY; THE COMPANY'S ABILITY TO RECOVER UNDER ITS INSURANCE POLICIES FOR LOSSES RESULTING FROM THE SEPTEMBER 11TH TERRORIST ATTACKS; THE OVERALL LEVEL OF CONSUMER CONFIDENCE; CONSUMER AND BUSINESS SPENDING ON THE COMPANY'S TRAVEL RELATED SERVICES PRODUCTS, PARTICULARLY CREDIT AND CHARGE CARDS AND GROWTH IN CARD LENDING BALANCES, WHICH DEPEND IN PART ON THE ABILITY TO ISSUE NEW AND ENHANCED CARD PRODUCTS AND INCREASE REVENUES FROM SUCH PRODUCTS, ATTRACT NEW CARDHOLDERS, CAPTURE A GREATER SHARE OF EXISTING CARDHOLDERS' SPENDING, SUSTAIN PREMIUM DISCOUNT RATES, INCREASE MERCHANT COVERAGE, RETAIN CARDMEMBERS AFTER LOW INTRODUCTORY LENDING RATES HAVE EXPIRED, AND EXPAND THE GLOBAL NETWORK SERVICES BUSINESS; THE IMPACT OF SEVERE ACUTE RESPIRATORY SYNDROME (SARS) ON CONSUMER AND BUSINESS SPENDING ON TRAVEL; THE ABILITY TO EXECUTE THE COMPANY'S GLOBAL CORPORATE SERVICES STRATEGY, INCLUDING GREATER PENETRATION OF MIDDLE MARKET COMPANIES, INCREASING CAPTURE OF NON-T&E SPENDING THROUGH GREATER USE OF THE COMPANY'S PURCHASING CARD AND OTHER MEANS, AND FURTHER GLOBALIZING BUSINESS CAPABILITIES; THE ABILITY TO MANAGE AND EXPAND CARDMEMBER BENEFITS, INCLUDING MEMBERSHIP REWARDS(R), IN A COST EFFECTIVE MANNER; RELATIONSHIPS WITH THIRD-PARTY PROVIDERS OF VARIOUS COMPUTER SYSTEMS AND OTHER SERVICES INTEGRAL TO THE OPERATIONS OF THE COMPANY'S BUSINESSES; THE TRIGGERING OF OBLIGATIONS TO MAKE PAYMENTS TO CERTAIN CO-BRAND PARTNERS, MERCHANTS, VENDORS AND CUSTOMERS UNDER CONTRACTUAL ARRANGEMENTS WITH SUCH PARTIES UNDER CERTAIN CIRCUMSTANCES; SUCCESSFULLY EXPANDING THE COMPANY'S ON-LINE AND OFF-LINE DISTRIBUTION CHANNELS AND CROSS-SELLING FINANCIAL, TRAVEL, CARD AND OTHER PRODUCTS AND SERVICES TO ITS CUSTOMER BASE, BOTH IN THE U.S. AND INTERNATIONALLY; EFFECTIVELY LEVERAGING THE COMPANY'S ASSETS, SUCH AS ITS BRAND, CUSTOMERS AND INTERNATIONAL PRESENCE, IN THE INTERNET ENVIRONMENT; INVESTING IN AND COMPETING AT THE LEADING EDGE OF TECHNOLOGY ACROSS ALL BUSINESSES; A DOWNTURN IN THE COMPANY'S BUSINESSES AND/OR NEGATIVE CHANGES IN THE COMPANY'S AND ITS SUBSIDIARIES' CREDIT RATINGS, WHICH COULD RESULT IN CONTINGENT PAYMENTS UNDER CONTRACTS, DECREASED LIQUIDITY AND HIGHER BORROWING COSTS; INCREASING COMPETITION IN ALL OF THE COMPANY'S MAJOR BUSINESSES; FLUCTUATIONS IN INTEREST RATES, WHICH IMPACT THE COMPANY'S BORROWING COSTS, RETURN ON LENDING PRODUCTS AND SPREADS IN THE INVESTMENT AND INSURANCE BUSINESSES; CREDIT TRENDS AND THE RATE OF BANKRUPTCIES, WHICH CAN AFFECT SPENDING ON CARD PRODUCTS, DEBT PAYMENTS BY INDIVIDUAL AND CORPORATE CUSTOMERS AND BUSINESSES THAT ACCEPT THE COMPANY'S CARD PRODUCTS AND RETURNS ON THE COMPANY'S INVESTMENT PORTFOLIOS; FLUCTUATIONS IN FOREIGN CURRENCY EXCHANGE RATES; POLITICAL OR ECONOMIC INSTABILITY IN CERTAIN REGIONS OR COUNTRIES, WHICH COULD AFFECT LENDING AND OTHER COMMERCIAL ACTIVITIES, AMONG OTHER BUSINESSES, OR RESTRICTIONS ON CONVERTIBILITY OF CERTAIN CURRENCIES; CHANGES IN LAWS OR GOVERNMENT REGULATIONS, INCLUDING TAX LAWS AFFECTING THE COMPANY'S BUSINESSES OR THAT MAY AFFECT THE SALES OF THE PRODUCTS AND SERVICES THAT IT OFFERS, AND REGULATORY ACTIVITY IN THE AREAS OF CUSTOMER PRIVACY, CONSUMER PROTECTION, BUSINESS CONTINUITY AND DATA PROTECTION; THE COSTS AND INTEGRATION OF ACQUISITIONS; THE ADOPTION OF RECENTLY ISSUED ACCOUNTING RULES RELATED TO THE CONSOLIDATION OF VARIABLE INTEREST ENTITIES, INCLUDING THOSE INVOLVING COLLATERALIZED DEBT OBLIGATIONS AND SECURED LOAN TRUSTS, MUTUAL FUNDS, HEDGE FUNDS AND LIMITED PARTNERSHIPS THAT THE COMPANY MANAGES AND/OR INVESTS IN, WHICH COULD AFFECT BOTH THE COMPANY'S BALANCE SHEET AND RESULTS OF OPERATIONS; AND OUTCOMES AND COSTS ASSOCIATED WITH LITIGATION AND COMPLIANCE AND REGULATORY MATTERS. A FURTHER DESCRIPTION OF THESE AND OTHER RISKS AND UNCERTAINTIES CAN BE FOUND IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002, AND ITS OTHER REPORTS FILED WITH THE SEC.



                                      ***

ALL INFORMATION IN THE FOLLOWING TABLES IS PRESENTED ON A GAAP BASIS, UNLESS OTHERWISE INDICATED.

(PRELIMINARY)
                    AMERICAN EXPRESS COMPANY
           CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                           (UNAUDITED)
(MILLIONS)


                                                                               QUARTERS ENDED
                                                                                  MARCH 31,
                                                                  --------------------------------------        PERCENTAGE
                                                                        2003                 2002               INC/(DEC)
                                                                  -----------------     ----------------     -----------------
REVENUES
  DISCOUNT REVENUE                                                 $         1,976      $         1,845                  7.1 %
  INTEREST AND DIVIDENDS, NET                                                  767                  758                  1.2
  MANAGEMENT AND DISTRIBUTION FEES                                             520                  597                (12.9)
  SECURITIZATION INCOME                                                        486                  383                 26.9
  NET CARD FEES                                                                451                  423                  6.6
  CARDMEMBER LENDING NET FINANCE CHARGE REVENUE                                458                  405                 13.1
  TRAVEL COMMISSIONS AND FEES                                                  340                  328                  3.7
  OTHER REVENUES                                                             1,025                1,020                  0.5
                                                                  -----------------     ----------------
    TOTAL REVENUES                                                           6,023                5,759                  4.6
EXPENSES
  HUMAN RESOURCES                                                            1,490                1,478                  0.8
  PROVISION FOR LOSSES AND BENEFITS                                          1,110                1,159                 (4.1)
  MARKETING AND PROMOTION                                                      364                  362                  0.7
  INTEREST                                                                     230                  271                (14.9)
  OTHER OPERATING EXPENSES                                                   1,833                1,644                 11.4
  RESTRUCTURING CHARGES                                                          -                  (13)                   -
                                                                  -----------------     ----------------
    TOTAL EXPENSES                                                           5,027                4,901                  2.6
                                                                  -----------------     ----------------
PRETAX INCOME                                                                  996                  858                 16.0
INCOME TAX PROVISION                                                           304                  240                 26.4
                                                                  -----------------     ----------------
NET INCOME                                                        $            692      $           618                 12.0 %
                                                                  =================     ================

(PRELIMINARY)
                    AMERICAN EXPRESS COMPANY
              CONDENSED CONSOLIDATED BALANCE SHEETS
                           (UNAUDITED)
(BILLIONS)


                                                                     MARCH 31,           DECEMBER 31,
                                                                        2003                 2002
                                                                  -----------------     ----------------
ASSETS
  CASH AND CASH EQUIVALENTS                                       $              8      $            10
  ACCOUNTS RECEIVABLE                                                           28                   29
  INVESTMENTS                                                                   54                   54
  LOANS                                                                         27                   28
  SEPARATE ACCOUNT ASSETS                                                       21                   22
  OTHER ASSETS                                                                  15                   14
                                                                  -----------------     ----------------
    TOTAL ASSETS                                                  $            153      $           157
                                                                  =================     ================

LIABILITIES AND SHAREHOLDERS' EQUITY
  SEPARATE ACCOUNT LIABILITIES                                    $             21      $            22
  SHORT-TERM DEBT                                                               18                   21
  LONG-TERM DEBT                                                                17                   16
  OTHER LIABILITIES                                                             83                   84
                                                                  -----------------     ----------------
    TOTAL LIABILITIES                                                          139                  143
                                                                  -----------------     ----------------

  SHAREHOLDERS' EQUITY                                                          14                   14
                                                                  -----------------     ----------------
    TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                    $            153      $           157
                                                                  =================     ================

NOTE: CERTAIN PRIOR PERIOD AMOUNTS HAVE BEEN RESTATED TO CONFORM TO CURRENT
      YEAR PRESENTATION.

(PRELIMINARY)
                    AMERICAN EXPRESS COMPANY
                        FINANCIAL SUMMARY
                           (UNAUDITED)
(MILLIONS)


                                                                              QUARTERS ENDED
                                                                                  MARCH 31,
                                                                  --------------------------------------       PERCENTAGE
                                                                        2003                 2002               INC/(DEC)
                                                                  -----------------     ----------------     -----------------
REVENUES (A)
  TRAVEL RELATED SERVICES                                         $          4,486      $         4,199                    7 %
  AMERICAN EXPRESS FINANCIAL ADVISORS                                        1,411                1,434                   (2)
  AMERICAN EXPRESS BANK                                                        197                  178                   11
                                                                  -----------------     ----------------
                                                                             6,094                5,811                    5
  CORPORATE AND OTHER,
    INCLUDING ADJUSTMENTS AND ELIMINATIONS                                     (71)                 (52)                 (38)
                                                                  -----------------     ----------------

CONSOLIDATED REVENUES                                             $          6,023      $         5,759                    5 %
                                                                  =================     ================

PRETAX INCOME (LOSS)
  TRAVEL RELATED SERVICES                                         $            858      $           666                   29 %
  AMERICAN EXPRESS FINANCIAL ADVISORS                                          178                  252                  (30)
  AMERICAN EXPRESS BANK                                                         29                   20                   51
                                                                  -----------------     ----------------
                                                                             1,065                  938                   14
  CORPORATE AND OTHER                                                          (69)                 (80)                  12
                                                                  -----------------     ----------------

PRETAX INCOME                                                     $            996      $           858                   16 %
                                                                  =================     ================

NET INCOME (LOSS)
  TRAVEL RELATED SERVICES                                         $            584      $           467                   25 %
  AMERICAN EXPRESS FINANCIAL ADVISORS                                          133                  182                  (27)
  AMERICAN EXPRESS BANK                                                         19                   13                   55
                                                                  -----------------     ----------------
                                                                               736                  662                   11
  CORPORATE AND OTHER                                                          (44)                 (44)                  (3)
                                                                  -----------------     ----------------

NET INCOME                                                        $            692      $           618                   12 %
                                                                  =================     ================

(A) MANAGED NET REVENUES ARE REPORTED NET OF AMERICAN EXPRESS FINANCIAL ADVISORS' PROVISION FOR LOSSES AND BENEFITS AND EXCLUDE THE EFFECT OF TRS' SECURITIZATION ACTIVITIES. THE FOLLOWING TABLE RECONCILES CONSOLIDATED GAAP REVENUES TO MANAGED BASIS NET REVENUES:

           GAAP REVENUES                                          $          6,023      $         5,759                    5 %
             EFFECT OF TRS SECURITIZATIONS                                     264                  253                    4
             EFFECT OF AEFA PROVISIONS                                        (506)                (470)                   8
                                                                  -----------------     ----------------
           MANAGED NET REVENUES                                   $          5,781      $         5,542                    4 %
                                                                  =================     ================

(PRELIMINARY)
                    AMERICAN EXPRESS COMPANY
                  FINANCIAL SUMMARY (CONTINUED)
                           (UNAUDITED)


                                                                              QUARTERS ENDED
                                                                                  MARCH 31,
                                                                  --------------------------------------       PERCENTAGE
                                                                        2003                 2002               INC/(DEC)
                                                                  -----------------     ----------------     -----------------
EARNINGS PER SHARE

BASIC
  EARNINGS PER COMMON SHARE                                       $           0.53      $          0.47                  13 %
                                                                  =================     ================
  AVERAGE COMMON SHARES OUTSTANDING (MILLIONS)                               1,297                1,325                  (2)%
                                                                  =================     ================

DILUTED
  EARNINGS PER COMMON SHARE                                       $           0.53      $          0.46                  15 %
                                                                  =================     ================
  AVERAGE COMMON SHARES OUTSTANDING (MILLIONS)                               1,305                1,335                  (2)%
                                                                  =================     ================

CASH DIVIDENDS DECLARED PER COMMON SHARE                          $           0.08      $          0.08                   -
                                                                  =================     ================

                SELECTED STATISTICAL INFORMATION
                           (UNAUDITED)

                                                                              QUARTERS ENDED
                                                                                  MARCH 31,
                                                                  --------------------------------------       PERCENTAGE
                                                                        2003                 2002               INC/(DEC)
                                                                  -----------------     ----------------     -----------------
RETURN ON AVERAGE EQUITY*                                                    20.7%                11.5%                   -
COMMON SHARES OUTSTANDING (MILLIONS)                                         1,298                1,329                  (2)%
BOOK VALUE PER COMMON SHARE:
    ACTUAL                                                        $          10.84      $          9.40                  15 %
    EXCLUDING THE EFFECT ON SHAREHOLDERS' EQUITY
        OF SFAS NO. 115 AND SFAS NO. 133                          $          10.39      $          9.46                  10 %
SHAREHOLDERS' EQUITY (BILLIONS)                                   $           14.1      $          12.5                  13 %

* COMPUTED ON A TRAILING 12-MONTH BASIS EXCLUDING THE EFFECT ON SHAREHOLDERS'
  EQUITY OF UNREALIZED GAINS OR LOSSES RELATED TO SFAS NO. 115, "ACCOUNTING
  FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES," AND SFAS NO. 133,
  "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES."